SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                                              Date: May 4, 2001

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the merger between Wachovia Corporation and First Union Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia's and First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia's and First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Wachovia's and First Union's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Wachovia's and First Union's results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wachovia or First Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and First Union do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to Wachovia's and First Union's stockholders for their consideration, and on April 26, 2001 First Union filed a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus, as well as the definitive joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the SEC, and any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397), or to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782).

Wachovia and First Union, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wachovia and First Union in connection with the merger. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in the proxy statement, dated March 19, 2001, for Wachovia's 2001 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in the proxy statement, dated March 13, 2001, for First Union's 2001 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

THE FOLLOWING LETTER WAS MAILED TO ALL WACHOVIA SHAREHOLDERS ON MAY 4, 2001


May 4, 2001



Dear Wachovia Shareholder:

An extraordinary opportunity is before us. The opportunity is to get better, not just bigger. Through the proposed merger of equals with First Union, we plan to build the premier financial services company in North America. I would like to take a moment to share with you the compelling business case for this strategic opportunity.

The key attributes for sustainable, market-leading growth are to be in the right businesses, to have a complete array of products and services, to be in dynamic markets and to densely cover those markets with excellent people and a complete distribution network. The new Wachovia will have all of these key attributes.

First Union and Wachovia enter this partnership with a common strategy to serve the unmet needs of customers in the nation's most attractive growth markets. Both firms are committed to being leaders in asset and wealth management, corporate banking, business banking and retail banking. The bedrock of each firm's culture is a commitment to creating and nurturing meaningful customer relationships.

This common strategy forms a strong foundation for the new Wachovia, and each partner will contribute unique strengths. First Union brings a nationwide brokerage presence, a focused capital markets platform, a leading multichannel distribution platform and a broad offering of excellent proprietary investment products. Wachovia brings a strong reputation in customer service, excellence in corporate banking, market-leading risk management capabilities and a premier wealth and trust management platform.

We will select the "best of the best" as it relates to people, products and process. Our intent is to create a new company with stronger revenue-generating capabilities than either company could have achieved alone.

The new Wachovia is fortunate to be located in the best markets. The new Wachovia's prosperous footprint claims a substantial share of the nation's growth market opportunities in asset and wealth management, corporate banking and retail banking. The new Wachovia will cover this region more densely than any other competitor. The combined company will have enviable market share positions: #1 in North Carolina, #1 in South Carolina, #1 in Virginia, #1 in Georgia, #1 in Eastern Pennsylvania, #2 in Florida and #2 in New Jersey.

This transaction is not the familiar bank acquisition, in which one side pays a large premium and takes over the other institution. This is a genuine merger of equals, in which each side shares in the direction of the new company and in the future returns that the company will generate. We expect to deliver industry-leading total returns (stock price appreciation plus dividends) on a long-term basis.

The annual dividend on our new Wachovia shares will be equivalent to $1.92 per share. Including the special additional dividend of $0.48 per share expected to be approved by Wachovia's board of directors prior to completion of the merger, your dividend income essentially would be unchanged at $2.40 per share for the first year following completion of the merger. We expect the new Wachovia to generate excess capital that can be employed for investment opportunities, stock repurchases or dividend increases, which would directly benefit shareholders.

I know you share my enthusiasm that the new company will brand itself under the Wachovia name. The Wachovia name is distinctive among financial services companies and through more than 120 years has come to represent soundness, profitability and growth. It is an appropriate name for the outstanding company we will be building.

Bringing the best of the best from both companies will require hard work, perseverance, discipline, attention to detail, an unwavering focus and a commitment to stand true to our time-honored principles of doing what is right for customers.

A deliberate integration effort will help mitigate execution risks, minimize distraction of our employees and help ensure dedicated focus on our customers. A strong balance sheet and firmly entrenched risk management processes will mitigate financial risks.

The opportunity before us is phenomenal. For shareholders, customers, employees and the communities we serve, the financial reward for success matches the distinction of the premier financial services firm being created.

Thank you for owning Wachovia shares. Please call 336-732-5787 if you have any questions.


Sincerely,


/s/ L. M. Baker, Jr.
L. M. Baker, Jr.
Chairman and Chief Executive Officer

You are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. You may obtain a free copy of the preliminary joint proxy statement/prospectus filed as part of First Union's registration statement on Form S-4, and other filings containing information about First Union and Wachovia, including the definitive joint proxy statement/prospectus when it becomes available, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union Corporation, Investor Relations, One First Union Center, 301 South College Street, Charlotte, NC 28288-0206, 704-374-6782, or to Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem, NC 27150, 888-492-6397. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by each of First Union and Wachovia on April 16, 2001.